UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 3, 2019

UNIFIRST CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-08504	04-2103460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Jonspin Road, Wilmington, Massachusetts 01887
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (978) 658-8888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On January 3, 2019, UniFirst Corporation (the “Company”) issued a press release ("Press Release") announcing financial results for the first quarter of fiscal 2019, which ended on November 24, 2018. A copy of the Press Release is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02, including the exhibit attached hereto, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

On January 3, 2019, the Company announced that its Board of Directors approved a share repurchase program authorizing the Company to repurchase up to $100.0 million of its outstanding shares of common stock.  Repurchases made under the program, if any, will be made in either the open market or in privately negotiated transactions. The timing, manner, price and amount of any repurchases will depend on a variety of factors and may be suspended or discontinued at any time.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

99	Press release of the Company dated January 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIFIRST CORPORATION

Date: January 3, 2019	By:	/s/ Steven S. Sintros
	Name:	Steven S. Sintros
	Title:	President and Chief Executive Officer

	By:	/s/ Shane O’Connor
	Name:	Shane O’Connor
	Title:	Senior Vice President and Chief Financial Officer